UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Status of SEC Filings

Since the completion of the investigation by the Special Committee of the Board of Directors (the “Board”) of EMCORE Corporation (the “Company”), the Company has focused on determining the appropriate measurement dates for all historical stock option grants which have been incorrectly dated, and on making corresponding accounting adjustments to the Company’s historical and current financial statements where appropriate. The Company believes that it has determined the appropriate measurement dates for all misdated stock option grants and has determined the accounting impact for those grants.  Management has also provided to the Company’s independent registered public accounting firm documentation supporting these determinations. They are auditing the Company’s determinations of the appropriate measurement dates and corresponding accounting adjustments to the Company’s past financial statements.

The Company and its legal and accounting advisors are working diligently to complete the remaining steps necessary for the Company to become current in its Securities and Exchange Commission (“SEC”) reporting obligations.  While the Company intends to file the required reports as soon as practicable, management and the Board also recognize the importance of accurate reporting and the timeframes required by the Company’s independent registered public accounting firm to audit the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and to review the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007, and June 30, 2007. The Company is hopeful that these reports will be filed in September 2007 such that it will be able to regain compliance with NASDAQ and SEC filing requirements.

While there can be no assurance that the Company will become compliant with NASDAQ requirements that it file its periodic reports and restatement before the NASDAQ Listing and Hearing Review Council (the “Listing Council”) takes any action lifting the stay, the Company continues to work diligently to do so.

NASDAQ Notice

As previously disclosed, on June 15, 2007, the Company received a letter from The NASDAQ Stock Market stating that the Listing Counsel has stayed the previously reported May 10, 2007 decision of the NASDAQ Listing Qualifications Panel (the “Panel”) and any future Panel determinations to suspend the Company’s securities from trading on NASDAQ, pending further review by the Listing Council. Consequently, the Company’s securities would continue to be listed and tradable on the NASDAQ Global Market System until further action by the Listing Council to lift the stay, which would not occur prior to August 10, 2007. In addition, the Company was invited to submit any additional information to the Listing Council for consideration in its review by no later August 10, 2007.

On August 10, 2007, the Company submitted a letter, in response to the Listing Council’s invitation, requesting that the Listing Council exercise its discretionary authority in favor of granting the Company an additional extension to regain compliance with NASDAQ’s filing requirement.  The Company is awaiting the Listing Council’s response to this letter.

On August 13, 2007, the Company received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from the NASDAQ Stock Market.  The notice, which the Company expected, was issued as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 with the SEC by the required deadline.  This is the third such notice for delinquent quarterly filings with the SEC that the Company has received from NASDAQ.  The Company had previously filed a Notification of Late Filing on Form 12b-25 with the SEC indicating that the Company would be unable to file this Quarterly Report by the original filing deadline of August 9, 2007 due to the Company’s ongoing review of its prior stock option grants.

A copy of the press release announcing the receipt of the NASDAQ Staff Determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

*           *           *

Forward-Looking Statement

This Current Report on Form 8-K includes a forward-looking statement within the meaning of the Private Securities Litigation Reform Act regarding the timing in which the Company expects to become current in its reporting obligations under the Securities Exchange Act of 1934 and under the NASDAQ Marketplace Rules.   This statement involves uncertainties that may cause the actual timing in which the Company becomes current in its reporting obligations to differ materially from the Company’s current expectations.   This forward-looking statement is made as of the date hereof, and the Company does not assume any obligation to update the statement.

ITEM 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press release, dated August 17, 2007, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: August 17, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated August 17, 2007, issued by EMCORE Corporation.